                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GATEWAY 2000, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                     LOGO
                              GATEWAY 2000, INC.
                               610 GATEWAY DRIVE
                                 P.O. BOX 2000
                     NORTH SIOUX CITY, SOUTH DAKOTA 57049

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Gateway 2000, Inc., held this year on Thursday, May 21, 1998 in Sioux City, Iowa. The meeting starts at 9:00 a.m., local time, at the Sioux City Convention Center, 801 Fourth Street in downtown Sioux City. We will provide sign interpretation for hearing-impaired stockholders. The Convention Center is fully accessible for disabled persons.

  This year we also plan to offer an audio broadcast of our Annual Meeting through our website, www.gateway.com. To tune into the meeting over the Web, just go to http://www.gateway.com/annualmeeting and follow the instructions.

  The business we'll discuss at the Annual Meeting is described in the enclosed Proxy Statement and formal Notice of Meeting. Also enclosed is the Company's 1997 Annual Report to Stockholders. Please read these materials carefully.

  I'm looking forward to telling everyone at the meeting (and listening on the Web) how Gateway did in 1997 and why we're excited about our prospects in 1998. I'll also introduce our new President and COO, Jeffrey Weitzen. I appreciate your investment in the Company. We're working hard to keep that trust.

  Hope to see you on May 21.

                                          Sincerely,

                                          /s/ Theodore W. Waitt

                                          Theodore W. Waitt
                                          Chairman of the Board and
                                          Chief Executive Officer

April 6, 1998

                              GATEWAY 2000, INC.
                               610 GATEWAY DRIVE
                                 P.O. BOX 2000
                     NORTH SIOUX CITY, SOUTH DAKOTA 57049

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MAY 21, 1998

                               ----------------

To the Holders of Common Stock of Gateway 2000, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Gateway 2000, Inc. (the "Company") will be held on Thursday, May 21, 1998 at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101, at 9:00 a.m., local time, for the following purposes:

    1. To elect two Class II Directors of the Company;

    2. To approve an amendment to the Company's 1996 Long-Term Incentive Equity Plan (the "Plan") to increase the number of shares of Common Stock of the Company available for issuance under the Plan by 8,000,000 shares; and

    3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The close of business on Wednesday, March 25, 1998 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for a period of 10 days prior to the Annual Meeting for examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the law offices of Kent Vriezelaar, Esq., Vriezelaar, Tigges, Edgington, Rossi, Bottaro & Boden, 421 Nebraska Street, Sioux City, Iowa 51101.

  We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

                                          By Order of the Board of Directors

                                          /s/ William M. Elliott

                                          William M. Elliott
                                          Senior Vice President, General
                                           Counsel and
                                          Corporate Secretary

North Sioux City, South Dakota
April 6, 1998

                              GATEWAY 2000, INC.
                               610 GATEWAY DRIVE
                                 P.O. BOX 2000
                     NORTH SIOUX CITY, SOUTH DAKOTA 57049

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is being solicited by the Board of Directors (the "Board") of Gateway 2000, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 21, 1998, at 9:00 a.m. local time at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101 and any adjournment thereof. Holders of record of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 25, 1998 are entitled to vote at the Annual Meeting. As of that date, there were 154,992,592 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote.

  Two matters are scheduled for stockholder consideration at the Annual
Meeting: (i) the election of two Class II Directors of the Company to hold office until the annual meeting of stockholders of the Company to be held in 2001 or until successors are duly elected and qualified, and (ii) approval of an amendment to the Company's 1996 Long-Term Incentive Equity Plan (the "Plan") to increase the number of shares of Common Stock available for issuance under the Plan.

  In accordance with the Company's by-laws, the Directors will be elected by a plurality of the votes of the shares of Common Stock present (or represented by proxy) at the Annual Meeting and entitled to vote on the election of Directors. Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock present (or represented by proxy) and entitled to vote at the Annual Meeting. The Board of Directors knows of no matters, other than those previously mentioned, to be presented for consideration at the Annual Meeting. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

  With respect to the election of two Class II Directors, you may vote for the nominees as listed herein, or withhold authority to vote for the nominees. A direction to withhold authority to vote will have the effect of an abstention. You may vote for, against or abstain from voting with respect to the proposal to approve the amendment to the Plan.

  All properly executed, unrevoked proxies received pursuant to this solicitation prior to the close of voting will be voted as directed therein. You may revoke your proxy delivered pursuant to this solicitation at any time prior to its use by executing and delivering a later proxy, by giving written notice of the revocation to the Corporate Secretary of the Company at or before the Annual Meeting, or by attending the Annual Meeting and voting in person.

  If a properly executed, unrevoked proxy which has been delivered pursuant to this solicitation does not specifically direct the voting of the shares covered thereby, the shares represented by the proxy will be voted (1) FOR the election of the nominees for Class II Directors and (2) FOR approval of the proposed Plan amendment and (3) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

  The holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes with respect to any specific matter will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

  This Proxy Statement and accompanying forms of proxy are first being mailed to stockholders together with the Annual Report of the Company for the year ended December 31, 1997, on or about April 6, 1998.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's certificate of incorporation divides the Board into three classes. All Directors of the Company are elected to three-year terms and serve until the annual meeting of stockholders held during the year in which their terms expire and until their successors are duly elected and qualified, or until their earlier resignation or removal. The current term of Class II Directors will expire at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998; the current term of the Class III Directors will expire at the annual meeting of stockholders held in 1999; and the current term of Class I Directors will expire at the annual meeting of stockholders held in 2000.

  The Board has nominated two of the incumbent Class II Directors, Messrs. Weitzen and Lacey, for re-election, each to hold office until the annual meeting of stockholders held in 2001 or until a successor is duly elected and qualified, subject to prior termination of service in accordance with the Company's certificate of incorporation, by-laws and applicable law. In the event a candidate is unable to serve, the persons listed in the enclosed proxy will vote for a replacement nominee recommended by the Board. Mr. James W. Cravens, age 78, a Class II Director of the Company since 1991, will retire from the Board at the Annual Meeting and will not stand for re-election. The number of members of the Board is currently set at eight. Following the Annual Meeting and the retirement of Mr. Cravens, the number will be set at seven. Gateway has agreed in its employment agreement with Mr. Weitzen to nominate Mr. Weitzen as a Director of the Company at the 1998 Annual Meeting. Certain information concerning Messrs. Weitzen and Lacey, and the other members of the Board whose terms do not expire at the Annual Meeting, is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF JEFFREY WEITZEN AND DOUGLAS L. LACEY AS CLASS II DIRECTORS OF THE COMPANY.

CLASS II DIRECTORS--TERM EXPIRING 1998

  JEFFREY WEITZEN, DIRECTOR, PRESIDENT AND CHIEF OPERATING OFFICER, age 41-- Mr. Weitzen was elected a Director, President and Chief Operating Officer of the Company in January 1998. He was previously employed by AT&T where he was Executive Vice President, Business Markets Division of AT&T Corp. from January 1997 until January 1998. From 1994 until 1996 he was Vice President & General Manager--Global Services at AT&T Corp. and from 1992 until 1994 he was President of AT&T's business and consumer lines of business in the Asia Pacific region.

  DOUGLAS L. LACEY, DIRECTOR, age 50--Mr. Lacey is a partner in the accounting firm of Nichols, Rise & Company, L.L.P. and managing partner of its Sioux City, Iowa office. Mr. Lacey joined Nichols, Rise & Company, L.L.P. in 1973. He received a B.A. degree from Briar Cliff College in 1973. He has been a Director of the Company since 1989. Mr. Lacey is Chairman of the Audit Committee.

CLASS III DIRECTORS--TERM EXPIRING 1999

  GEORGE H. KRAUSS, DIRECTOR, age 56--Mr. Krauss has been an attorney with the law firm of Kutak Rock in Omaha, Nebraska since 1972 and is engaged in the firm's corporate, mergers and acquisitions, and regulatory practices. Mr. Krauss became a partner in Kutak Rock in 1975 and became of counsel on January 1, 1997 and served as the firm's presiding partner from 1983 to 1994. Mr. Krauss received B.S., M.B.A. and J.D. degrees from the University of Nebraska. Mr. Krauss also serves on the Board of Directors of the general partner of America First Financial Fund 1987-A Limited Partnership, which is a publicly-traded limited partnership formed for the purpose of acquiring financial institutions, and is a member of the Board of Directors of its subsidiary, Eureka Savings Bank. Mr. Krauss has been a Director of the Company since 1991. He is a member of the Nominating Committee and Chairman of the Compensation Committee.

  RICHARD D. SNYDER, DIRECTOR, age 39--Mr. Snyder has been President of Avalon Investments, Inc. in Ann Arbor, Michigan, a venture capital management company since September 1997. Mr. Snyder served as President and Chief Operating Officer of the Company from January 1996 until his resignation in August 1997 and was Executive Vice President of the Company from July 1991 until January 1996. Mr. Snyder has been a Director of the Company since 1991 and is a member of the Board's Nominating Committee.

CLASS I DIRECTORS--TERM EXPIRING 2000

  CHARLES G. ("CHASE") CAREY, DIRECTOR, age 44--Mr. Carey is the Chairman of the Board and Chief Executive Officer of the Fox Television Division of Fox Inc. and Co-Chief Operating Officer of News Corporation, located in Beverly Hills, California. Mr. Carey has served in various executive capacities at Fox since 1988. He received a B.A. from Colgate University and an M.B.A. from Harvard University. Mr. Carey has been a Director of the Company since March 1996 and is a member of the Audit Committee.

  JAMES F. MCCANN, DIRECTOR, age 46--Mr. McCann has served as President of 1-800-FLOWERS, located in Westbury, New York, since 1987. Mr. McCann also serves on the boards of Hofstra University, Winthrop-University Hospital, Very Special Arts, The National Retail Federation and is a member of the Dean's Council of the John F. Kennedy School of Government at Harvard University. Mr. McCann has been a Director of the Company since 1996 and is a member of the Compensation Committee.

  THEODORE W. WAITT, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR, age 35--Mr. Waitt co-founded the Company in 1985, and since that time served as a Director of the Company and as the Company's President until January 1996. He has served as Chief Executive Officer of the Company and Chairman of the Board of Directors since February 1993. His responsibilities include overseeing overall Company performance, setting strategic direction and leading marketing and product development efforts. Mr. Waitt is Chairman of the Board's Nominating Committee.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the fiscal year ended December 31, 1997, the Board met seven times. The standing committees of the Board are the Compensation Committee, the Audit Committee and the Nominating Committee.

  The Compensation Committee currently consists of Messrs. Krauss (Chairman), Cravens and McCann. The Compensation Committee determines the compensation of certain of the Company's elected officers and assists the Board in determining compensation for the Company's other management employees. The full Board, rather than the Compensation Committee, determines the compensation of the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer. In 1997, the Compensation Committee met five times and approved grants of options during 1997 under the Company's 1996 Long-Term Incentive Equity Plan (the "1996 Plan" or the "Plan") and reviewed the compensation of the Company's senior management, as described above and in the "Report of the Compensation Committee and the Board of Directors Regarding Executive Compensation" on page 15. The Compensation Committee administers the Company's stock option plans and the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").

  The Audit Committee currently consists of Messrs. Lacey (Chairman), Carey and Cravens. It is responsible for retaining the Company's independent accountants and consulting with them regarding the scope and timing of their audit, the accountant's report concerning the Company's audited financial statements and the Company's internal accounting controls. The Audit Committee met three times in 1997.

  The Nominating Committee consists of Messrs. Waitt (Chairman), Krauss and Snyder. This committee is responsible for reviewing and recommending to the Board criteria for Board membership and for identifying, evaluating and proposing to the Board nominees for membership on the Board. The Nominating Committee did not meet during 1997 apart from meetings of the full Board.

  The Nominating Committee will consider nominees recommended by stockholders. Each stockholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder with respect to the nomination or proposal of nominees for election as Directors of the Company.

DIRECTORS' COMPENSATION

  Directors who are not employees of the Company are compensated at the rate of $6,000 per quarter, plus $1,000 per meeting of the Board, $500 per meeting of any committee of the Board and $200 per telephonic meeting attended (up to a maximum of $1,500 per day for all meetings attended). Directors are also reimbursed for their expenses incurred in attending such meetings. Directors who are employees of the Company receive no additional compensation for their services as Directors of the Company.

  Under the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan"), each non-employee Director received an option grant for 12,000 shares following the 1997 Annual Meeting. Options under the 1996 Director Plan are granted at an exercise price equal to the fair market value (as determined under the plan) of a share of Common Stock on the date of grant. Each non-employee Director will receive an annual stock option grant for 12,000 shares immediately following each annual meeting of stockholders.

                                  PROPOSAL 2

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     1996 LONG-TERM INCENTIVE EQUITY PLAN

  The Board of Directors has determined that the Company's 1996 Long-Term Incentive Equity Plan (the "1996 Plan" or "Plan") should be amended to increase the number of shares of the Company's capital stock issuable pursuant to the Plan by 8,000,000 shares. The purpose of increasing the number of shares available for issuance under the 1996 Plan is to ensure that the Company will continue to be able to grant options or stock awards as incentives to those individuals upon whose efforts the Company relies for the continued success, development and growth of its business. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Plan.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 1996 PLAN

THE GATEWAY 2000, INC. 1996 LONG-TERM INCENTIVE EQUITY PLAN

  Note that the amendment to the 1996 Plan has been approved by the Board of Directors and will be voted upon at the Annual Meeting.

  Summary. A summary of the 1996 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 1996 Plan, which is attached to this Proxy Statement as Appendix A. All share numbers referred to herein reflect the Company's two-for-one stock split in June 1997.

  The primary purposes of the 1996 Plan are to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent employees and to provide a means to encourage stock ownership and proprietary interest in the Company. Grants of awards under the Plan are consistent with the Company's goals of providing total employee compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. Any employee of the Company or of any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest may be designated by the Compensation Committee to receive one or more awards under the 1996 Plan. As of March 1, 1998, the Company and its subsidiaries had approximately 13,000 employees eligible to receive awards. A total of 12,800,000 shares of Common Stock (or 20,800,000 shares, if the proposed amendment is approved by the stockholders), subject to adjustment, are authorized for issuance under the 1996 Plan. As of March 1, 1998, options to purchase 8,321,136 shares of Common Stock have been granted under the 1996 Plan. The aggregate number of shares of Common Stock that may be covered by awards granted to any single individual under the 1996 Plan may not exceed 1,000,000 shares per fiscal year of the Company. The aggregate number of shares of Common Stock granted in the form of stock awards under the 1996 Plan may not exceed 6,400,000 shares per fiscal year of the Company. Any or all of the shares under the 1996 Plan may be granted in the form of incentive stock options ("ISOs").

  Under the 1996 Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, as discussed in greater detail below. The Compensation Committee will determine the type or types of awards to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. "Fair Market Value" for all awards granted under the 1996 Plan is defined generally as the closing price of a share of Common Stock as reported daily in The Wall Street Journal or similar, readily available public source for the date in question.

  Stock Options. A stock option represents a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Compensation Committee. The purchase price per share for each stock option may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to certain exceptions. A stock option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option. The shares covered by a stock option may be purchased by (1) cash payment, (2) tendering shares of Common Stock, (3) third-party exercise transactions or (4) any combination of these methods. The term of any ISO shall not exceed ten years from the date of grant.

  SARs. A SAR generally represents a right to receive payment, in cash and/or shares of Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

  Stock Awards. A stock award represents a grant made or denominated in shares of Common Stock or units equivalent in value to shares of Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and/or the achievement of performance goals.

  The performance criteria used by the Compensation Committee in granting stock awards under the 1996 Plan which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall consist of earnings, earnings per share, revenues, profit growth, profit-related return ratios, cash flow or total stockholder return. The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be stated in absolute terms or relative to comparable companies.

  The Compensation Committee may provide that any awards under the 1996 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be made subject to such restrictions and conditions as the Compensation Committee may establish, including reinvestment in additional shares or share equivalents.

  In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, such proportionate adjustments, if any, as the Compensation Committee deems appropriate, will be made with respect to
(1) the aggregate number of shares of Common Stock that may be issued under the Plan, (2) each outstanding award made under the Plan, and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

  Payment of awards may be in the form of cash, shares of Common Stock, other awards or combinations thereof as the Compensation Committee shall determine at the time of the grant, and with such restrictions as it may impose. The Compensation Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1996 Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

  Awards granted under the 1996 Plan are not transferable or assignable other than: (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a qualified domestic relations order. In the event that a participant terminates employment with the Company to assume a position with a specified non-profit institution, the Compensation Committee may subsequently authorize a third party to administer any outstanding awards held by the participant.

  The 1996 Plan terminates on the fifth anniversary of the date the Plan was ratified and approved by the stockholders (i.e., May 16, 2001) unless earlier terminated by the Compensation Committee. Awards granted prior to termination of the Plan will remain outstanding in accordance with their applicable terms and conditions.

  Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

    1. In the case of an exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Common Stock on the exercise date.

    2. In the case of an exercise of a SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Common Stock received, at Fair Market Value on the exercise date.

    3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock. Unrestricted stock awards will generally be taxable as ordinary income to the recipient upon receipt.

    4. In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

    5. Upon the exercise of a non-qualified stock option or SAR, the award of unrestricted stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company will generally receive an income tax deduction for a corresponding amount. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

    6. The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in
  Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to option and SAR awards granted under the 1996 Plan is qualified performance-based compensation and therefore not subject to the deduction limit. Forms of other awards also may, but need not, qualify as performance-based compensation for such purposes.

    7. The Company may not deduct any amount with respect to the 1996 Plan that is an "excess parachute payment" within the meaning of Section 280G of the Code. In general, a payment in the nature of compensation to a "disqualified individual" will be a parachute payment if such payment is contingent on a change in control of the Company, and the aggregate value of all such payments to the disqualified individual exceeds three times the disqualified individual's average compensation for the preceding five years. The amount of parachute payments in excess of one times the disqualified individual's average compensation will disallowed as an excess parachute payment. The grant of an option and or the acceleration of the vesting of an option can be treated as a parachute payment for these purposes. The 1996 Plan contains certain provisions providing for the grant and/or acceleration of options upon or in connection with a "change in control" of the Company, as described below in Change of Control. If any amount that would otherwise be deductible by the Company in connection with such options is deemed to be an excess parachute payment within the meaning of Section 280G of the Code, the Company will not be able to deduct such amount.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON AWARD RECIPIENTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

  Administration of the 1996 Plan. The 1996 Plan is administered by the Compensation Committee, which has full and exclusive power to administer and interpret the 1996 Plan and its provisions. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions, adopting procedures and regulations governing awards and making all other determinations necessary or advisable for the administration of the 1996 Plan. All decisions made by the Compensation Committee are final and binding on all persons affected by such decisions.

  Change of Control. The 1996 Plan defines a "change of control" as (i) the acquisition, directly or indirectly by any person or related group of persons (other than Gateway or a person that directly or indirectly controls, is controlled by, or is under common control with Gateway), of beneficial ownership of securities possessing more than fifty percent of the total combined voting power of Gateway's outstanding securities pursuant to a tender or exchange offer made directly to Gateway's stockholders, (ii) a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members cease to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been initially elected or nominated for election as Board members during such period by at least a majority of the Board members described in clauses
(A) and (B) who were still in office at the time such election or nomination was approved by the Board, (iii) a merger or consolidation in which the securities possessing more than fifty percent of the total combined voting power of Gateway's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of Gateway's assets or the complete liquidation or dissolution of the Company.

  Upon the occurrence of a change of control, all employees who received a grant of options under the Plan in the twelve months preceding such change of control will receive a grant of options on the day preceding such change of control equal to the aggregate number of options granted to such employee in such twelve-month period, provided that such grant will comply with Section 162(m) of the Code. All options granted pursuant to the preceding sentence will vest twenty-four months from the date of grant, unless accelerated as provided below. Upon a change of control described in (i) or (iii) above, all outstanding options that are not exercisable on the date of such change of control, including options granted pursuant to this paragraph, shall immediately vest and become exercisable in full, unless the acquiring company has agreed in writing to assume the option obligation by substituting comparable options. Upon an involuntary termination (as defined in the Plan) within eighteen months of the effective date of a change of control, such participant's then outstanding nonexercisable options shall become exercisable in full.

  Amendment of the 1996 Plan. The 1996 Plan may be amended by the Compensation Committee as it deems necessary or appropriate, except that any amendment for which stockholder approval is required for the Plan to continue to comply with the requirements of Rule 16b-3 of the Exchange Act or Rule 162(m) of the Code and any amendment which would increase the number of shares available for issuance must be approved by the affirmative vote of the stockholders in the manner described in the following paragraph prior to becoming effective.

  Any amendment to the 1996 Plan requiring stockholder approval will become effective on the date it is approved by the affirmative vote of the holders of a majority of the stockholders present or represented by proxy, and entitled to vote at, the Annual Meeting.

  New Plan Benefits. As described above, the Compensation Committee has discretion to determine the number of awards (if any) to be granted to any individual under the 1996 Plan. Accordingly, the actual number of awards that any individual may receive in the future is not presently determinable. To date, only stock options have been granted under the 1996 Plan. The following table sets forth, as of March 1, 1998, the aggregate number of shares of Common Stock subject to options granted under the 1996 Plan to the Company's Chief Executive Officer and its four other most highly compensated officers. Although granted, such awards may vest in subsequent years according to the terms of the respective award agreements. The value to the optionee of the awards granted depends on the market price of the Common Stock on the date of exercise, and, accordingly cannot be ascertained at this time.

LONG-TERM INCENTIVE EQUITY PLAN--PREVIOUS GRANTS

                                                                   OPTION SHARES
      NAME AND POSITION                                             GRANTED(1)
      -----------------                                            -------------
      Theodore W. Waitt...........................................     430,000
       Chairman of the Board and CEO
      James A. Taylor.............................................     110,000
       Former Senior Vice President, Global Marketing
      David J. McKittrick.........................................      86,000
       Senior Vice President, CFO, Treasurer and CIO
      Joseph J. Burke.............................................      71,000
       Senior Vice President, Gateway Country Stores
      Robert N. Beck..............................................      89,000
       Former Senior Vice President, Human Resources
      All current executive officers..............................   2,730,000
      All current directors who are not executive officers........     172,000
      All current employees, other than executive officers........   4,793,783

--------
(1) As adjusted to reflect the Company's two-for-one stock split in June 1997.

                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., independent accountants ("Coopers & Lybrand"), as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1998. Coopers & Lybrand has served as the Company's independent accountants since 1989. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have an opportunity to make a statement on behalf of their firm if they wish. They will also be available to respond to any appropriate questions of any stockholder of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 1, 1998, regarding the beneficial ownership of Common Stock and Class A Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (2) by each Director of the Company; (3) by each elected officer named in the Summary Compensation Table on page 13; and (4) by all elected officers and directors of the Company as a group. No shares of Class A Common Stock are issued and outstanding. Except as indicated in the footnotes hereto, each person named in the table has (or could have upon exercise of an option vested or vesting within 60 days after March 1, 1998) sole voting and investment power (or such power together with any spouse of such person, if they are joint tenants) with respect to securities beneficially owned by such person as set forth opposite such person's name:

NAME AND ADDRESS OF BENEFICIAL                          NUMBER OF       % OF
OWNER(1)                              TITLE OF CLASS    SHARES(2)     CLASS(3)
------------------------------     -------------------- ----------    --------
Theodore W. Waitt................. Common Stock         68,363,800     44.19%
Jeffrey Weitzen................... Common Stock             17,648(4)
James A. Taylor................... Common Stock             32,500
David J. McKittrick............... Common Stock            174,000
Joseph J. Burke................... Common Stock             30,500
Robert N. Beck.................... Common Stock            101,500
Charles G. Carey.................. Common Stock             26,000(5)
James W. Cravens.................. Common Stock             10,000(5)
George H. Krauss.................. Common Stock             51,000(5)
Douglas L. Lacey.................. Common Stock             57,000(5)
James F. McCann................... Common Stock             30,000(5)
Richard D. Snyder................. Common Stock            898,000
All Directors and elected
officers.......................... Common Stock         70,162,899     45.36%
 as a group (22 persons)           Class A Common Stock    213,580**
Norman W. Waitt, Jr. Trust (6).... Common Stock         12,791,200      8.27%
 P.O. Box 980
 North Sioux City, SD 57049

--------
  **Numbers of shares of Class A Common Stock shown in this table and related percent of class numbers are expressed as the number or percentage, as appropriate, of shares of Common Stock into which they are convertible. Each share of Class A Common Stock subject to options is convertible upon exercise into 546 shares of Common Stock.
(1) Unless otherwise indicated, the address of each beneficial owner listed above is c/o Gateway 2000, Inc., 610 Gateway Drive, North Sioux City, South Dakota 57049.
(2) Includes beneficial ownership of shares of Common Stock which may be acquired pursuant to employee stock options for Messrs. Waitt--272,500 shares, Taylor--32,500 shares, McKittrick--174,000 shares, Burke--30,500 shares and Beck--101,500 shares. Mr. Waitt's shares exclude 1,784,500 shares held by a foundation of which he is a director and as to which he disclaims beneficial ownership.
(3) Less than 1 percent unless otherwise indicated. With respect to each individual, includes options to purchase Common Stock and Class A Common Stock exercisable within 60 days from March 1, 1998.
(4) In January 1998, the Company issued a stock bonus of 17,648 restricted shares of Common Stock outside the 1996 Plan to Jeffrey Weitzen to induce him to join the Company.

(5) Includes beneficial ownership of shares of Common Stock which may be acquired pursuant to non-employee director stock options for Messrs. Carey--22,000 shares, Cravens--7,000 shares, Krauss--51,000 shares, Lacey--45,000 shares, and McCann--18,000 shares.
(6) This information, and the information in this footnote, is based upon third-party filings with the Securities and Exchange Commission (the "SEC"), and the Company has not made further investigation or review of such information. A Schedule 13G was filed by Norman W. Waitt, Jr., as trustee and sole beneficiary under the Norman W. Waitt, Jr. Trust, a predecessor trust and Norman W. Waitt, Jr., in his individual capacity, on February 18, 1994, and amended through February 13, 1998.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are its senior elected officers and serve for terms of office determined by the Board. Biographical summaries of the business experience of Mr. Waitt, Chairman and Chief Executive Officer of the Company and Mr. Weitzen, President and Chief Operating Officer, are included under "Proposal 1--Election of Directors" on page 2. The names, ages, and biographical information with respect to each other executive officer are as follows:

  DAVID J. ROBINO, EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER, 38--Mr. Robino joined the Company in January 1998 when he was elected as Executive Vice President and Chief Administrative Officer. Mr. Robino has responsibility for human resources, community relations, government affairs, law, and administration. From 1995 until January 1998, he was with AT&T Corp. where he was most recently Human Resources Vice President, Business Markets Division. From 1989 to 1995 he was Senior Vice President, Human Resources at A.C. Nielsen Company. Mr. Robino first became an executive officer of the Company in 1998.

  JOSEPH J. BURKE, SENIOR VICE PRESIDENT, GLOBAL BUSINESS DEVELOPMENT, 40--Mr. Burke joined the Company in October 1995 as Vice President responsible for market development. In 1997, Mr. Burke was elected as Senior Vice President for Global Business Development. Before joining the Company, Mr. Burke spent eight years with Blockbuster Entertainment Corporation, a worldwide home entertainment retailer. At Blockbuster, Mr. Burke most recently served as Senior Vice President and Chief Financial Officer of the International Division. Mr. Burke was first elected an executive officer in 1995.

  ROBERT J. CHENG, SENIOR VICE PRESIDENT, GATEWAY DIRECT, 38--Mr. Cheng joined the Company in January 1991 as Director of Marketing. He was promoted to director of desktop PCs in June 1994 and to Vice President responsible for desktops in May 1995. In November 1995, Mr. Cheng became responsible for marketing operations in the Company's Americas Group. In November 1996, he was promoted to Managing Director of the Europe/Middle East/Africa division until his promotion in 1997 to Senior Vice President, Gateway Direct. Mr. Cheng was first elected an executive officer in 1995.

  JAMES P. COLLAS, SENIOR VICE PRESIDENT, GLOBAL PRODUCTS, 37--Mr. Collas joined the Company in June 1992 and was responsible for the Company's product development department. He was promoted to Vice President of Product Development in December 1992. In 1994, Mr. Collas changed responsibilities to oversee the Company's technical services and support operations. In 1995, Mr. Collas was named Senior Vice President responsible for global products. Before joining the Company, Mr. Collas was the President of Anigma, Inc., a PC system board and motherboard design and development company which he founded in 1987. Mr. Collas was first elected an executive officer in 1992.

  WILLIAM M. ELLIOTT, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, 63--Mr. Elliott joined the Company in May 1994 as Vice President and General Counsel and was elected Corporate Secretary in May 1995. In October 1995, Mr. Elliott was named Senior Vice President and his responsibilities continued to include managing the Company's legal affairs and acting as Corporate Secretary. Before joining the Company, Mr. Elliott spent three years as Senior Vice President of International Telecharge, Inc., a telecommunications company specializing in the public and private pay telephone markets. From 1977 to 1990, Mr. Elliott was Senior Vice President and General Counsel of Northrop Corporation, an aircraft manufacturing corporation. Mr. Elliott was first elected an executive officer in 1994.

  MICHAEL D. HAMMOND, SENIOR VICE PRESIDENT, GLOBAL MANUFACTURING, 36--Mr. Hammond co-founded the Company in 1985 with Ted Waitt and has been employed by the Company in various positions since that time. Mr. Hammond was elected Senior Vice President for Global Manufacturing in 1997 with responsibility for product manufacturing, logistics, materials management and inventory. His previous position was Vice President for the Company's Asia/Pacific group. Mr. Hammond was first elected an executive officer in 1992.

  DAVID J. MCKITTRICK, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND CHIEF INFORMATION OFFICER, 52--Mr. McKittrick joined the Company in March 1995 as Senior Vice President and Chief Financial Officer and was elected Treasurer in July 1995 and Chief Information Officer in 1997. Before joining the Company, Mr. McKittrick spent two years as Vice Chairman and Chief Operating Officer of Collins & Aikman Group, Inc., a diversified manufacturing and retail company. Before that, Mr. McKittrick was Senior Vice President and Chief Financial Officer of James River Corporation, a paper and consumer products manufacturer. Mr. McKittrick was first elected an executive officer in 1995.

  ROBERT M. SPEARS, SENIOR VICE PRESIDENT, GATEWAY MAJOR ACCOUNTS, 38--Mr. Spears is a Senior Vice President, Gateway Major Accounts with responsibility for large corporate, education and government customers on a global basis. From 1995 through 1997, Mr. Spears served as Senior Vice President of Americas, with responsibility for all operations in the Americas region. From 1993 through 1995, Mr. Spears served as the Managing Director of Gateway's European operations in Dublin, Ireland. Prior to moving to Ireland in 1993, he was responsible for management information systems, human resources and other projects involving the strategic direction of the Company. Mr. Spears joined the Company in 1990 and was first elected an executive officer in 1990.

EXECUTIVE COMPENSATION

  The following table and related footnotes show the compensation paid during 1995, 1996 and 1997 to the Company's Chief Executive Officer, and its four other most highly compensated officers for services rendered during such period to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                                      LONG TERM     ALL OTHER
                                        ANNUAL       COMPENSATION  COMPENSATION
                                     COMPENSATION       AWARDS         ($)
                                    --------------- -------------- ------------
                                                      SECURITIES
                                    SALARY   BONUS    UNDERLYING
 NAME AND PRINCIPAL POSITION   YEAR   ($)     ($)   OPTIONS (#)(7)
 ---------------------------   ---- ------- ------- --------------
Theodore W. Waitt............. 1997 615,000 239,850    230,000             0
 Chairman of the Board         1996 585,000 380,250    460,000             0
 and Chief Executive Officer   1995 573,353 265,563     60,000             0
James A. Taylor............... 1997 336,250 102,000     57,000        20,566(1)
 Former Senior Vice President  1996 257,292 167,375    158,000       350,392(2)
 Global Marketing              1995
David J. McKittrick........... 1997 332,500  45,225     61,000         3,185(3)
 Senior Vice President, Chief
  Financial Officer,           1996 320,000 141,120          0         4,430(4)
 Treasurer & Chief Information
  Officer                      1995 266,667  94,647    400,000           770(3)
Joseph J. Burke............... 1997 277,500  99,000     34,000         8,010(5)
 Senior Vice President         1996 260,625 104,923     12,000        52,000(5)
 Gateway Country Stores        1995
Robert N. Beck................ 1997 326,000  45,090     61,000         2,774(3)
 Former Senior Vice President  1996 310,500 132,098     53,000         8,817(6)
 Human Resources               1995 155,769  66,984    300,000        60,000(6)

--------
(1) Reimbursement of relocation payments.
(2) Mr. Taylor was employed with the Company from March 20, 1996 until he resigned effective March 30, 1998; amounts include $392 of imputed income from supplemental group life insurance and $350,000 payment in lieu of lost incentive compensation from prior employer.
(3) 401(k) Company matching contributions.
(4) Mr. McKittrick's employment with the Company began on March 1, 1995; amounts include $1,575 of Company matching contributions pursuant to the Company's 401(k) plan and $2,855 of imputed income from supplemental group term life insurance.
(5) 1997 amounts include $2,177 for 401(k) Company matching contributions and $5,833 for relocation payments; 1996 amounts are for relocation payments.
(6) Mr. Beck's employment with the Company began on June 26, 1995 and ended on December 31, 1997; 1996 includes $2,375 of Company matching contributions pursuant to the Company's 401(k) plan and $6,442 of imputed income from supplemental group term life insurance; 1995 represents payment in lieu of lost incentive compensation from prior employer.
(7) Adjusted for two-for-one stock split June 16, 1997.

  Officers and management of the Company receive compensation in the form of base salary, annual incentive awards and equity participation. Elected officers of the Company also receive a severance benefit equal to twelve months of their base salary. This severance benefit does not apply to voluntary or for-cause termination. The benefit is paid in monthly installments for twelve months or until such earlier time as the individual finds comparable employment elsewhere. See "Report of the Compensation Committee and the Board of Directors Regarding Executive Compensation" on page 15.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table and related footnotes set forth as of December 31, 1997 the number of securities underlying options held by the Company's Chief Executive Officer and its four other most highly compensated officers and the value thereof.

                                                      NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                              SHARES                 UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                             ACQUIRED     VALUE    OPTIONS AT FISCAL YEAR-END,    AT FISCAL YEAR-END,
                            ON EXERCISE  REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
   NAME                         (#)        ($)               (#) (1)                    ($) (2)
   ----                     ----------- ---------- --------------------------- -------------------------
   Theodore W. Waitt.......        0             0       145,000/605,000          2,677,050/7,425,300
   James A. Taylor.........   32,500    $  577,656         7,000/175,500             91,420/2,281,243
   David J. McKittrick.....   60,000    $1,548,288       140,000/261,000          3,298,400/4,844,660
   Joseph J. Burke.........        0             0        27,000/ 67,000            415,620/  545,570
   Robert N. Beck..........        0             0       251,500/      0          5,107,278/        0

--------
(1) The number of securities underlying exercisable and unexercisable options is expressed in shares of Common Stock.
(2) Valuation of these options is based on the closing price of $32.75 for Common Stock, as quoted on the New York Stock Exchange composite index on December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table and related footnotes set forth the number of securities underlying options granted in the last fiscal year and held by the Company's Chief Executive Officer and its four most highly compensated officers and the value thereof.

                                  NUMBER OF         % OF TOTAL
                            SECURITIES UNDERLYING OPTIONS GRANTED EXERCISE EXPIRATION  GRANT DATE
                               OPTIONS GRANTED     TO EMPLOYEES    PRICE      DATE    PRESENT VALUE
   NAME                              (#)          IN FISCAL YEAR   ($/SH)     (1)        ($) (2)
   ----                     --------------------- --------------- -------- ---------- -------------
   Theodore W. Waitt.......        150,000             4.38%       $29.07   1/27/07     2,696,000
                                    80,000                         $44.75   7/22/07     2,197,000
   James A. Taylor.........         32,000             1.09%       $29.07   1/27/07       575,000
                                    25,000                         $44.75   7/22/07       686,000
   David J. McKittrick.....         36,000             1.16%       $29.07   1/27/07       647,000
                                    25,000                         $44.75   7/22/07       686,000
   Joseph J. Burke.........         14,000              .65%       $29.07   1/27/07       252,000
                                    20,000                         $44.75   7/22/07       549,000
   Robert N. Beck (3)......         36,000             1.16%       $29.07   1/27/07       647,000
                                    25,000                         $44.75   7/22/07       686,000

--------
(1) Options granted vest 25% per year over four years.
(2) The present value of each stock option is calculated using the Black-Scholes Multiple Option valuation formula, assuming (1) a volatility of the Company's stock price, as quoted on the New York Stock Exchange Composite index, equal to 0.6; (2) a range of risk-free rates of return of
    5.3 to 6.9% per annum; (3) zero dividends; and (4) 3 1/2 years from the date of vesting to the date of exercise.
(3) Options granted were terminated on December 31, 1997, the effective date of Mr. Beck's resignation.

                   REPORT OF THE COMPENSATION COMMITTEE AND
            THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed entirely of Directors who are not employees of the Company. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

  The foundation of the management compensation program is based on principles designed to align compensation with the Company's business strategy, values and management initiatives. The program:

  . Integrates compensation programs with both the Company's annual and long-term strategic planning and measurement processes.

  . Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the Company as compared to industry performance levels.

  . Helps attract and retain key management critical to the long-term success of the Company.

  The key components of the compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. The marketplace is defined by comparing the Company to a group of corporations with similar characteristics, including industry and technology emphasis.

  Using compensation survey data from the comparison group, a target for total compensation and each of its elements--base salary, incentive awards and equity-based compensation is established. The intent is to deliver total compensation that will be in the mid to upper range of pay practices of peer companies when merited by the Company's performance. To achieve this objective, a substantial portion of management pay is delivered through performance-related variable compensation programs which are based upon achievement of the Company's goals. Each year, the Compensation Committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

  In 1997, total compensation was paid to senior management on individual performance and on the extent to which the business plans for individual areas of responsibility were achieved or exceeded. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of the Company. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that the Company serves. All of these factors were collectively taken into account by management and the Compensation Committee in determining the appropriate level of base compensation and base salary increases.

  The Management Incentive Plan is designed to reward senior managers when the Company achieves certain financial objectives and when each manager's area of responsibility meets its predetermined goals. These goals include financial elements such as profitability, total sales and earnings per share of Common Stock and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources. Each year, individual incentive targets are established for incentive plan participants based on competitive survey data. As noted above, targets are set to deliver total compensation in the mid to upper range of competitive practice as warranted by performance of the Company. For 1997, the targeted incentive was earned based on the Compensation Committee's overall assessment of each participant's achievement of the pre-determined goals discussed above.

  For several years, the Company has provided forms of equity participation as a key part of its total programs for motivating and rewarding managers. Grants of stock options have provided an important part of the equity link to stockholders. Through these vehicles, the Company has encouraged its management to obtain and hold the Company's Common Stock and stock options. Targeted award ranges for stock option grant are determined by taking into account competitive practice among comparison companies. Equity participation targets are set based on established salary guidelines and level of performance. As noted above, the target ranges are established such that equity participation opportunities will be in the mid to upper range of pay practices of peer companies when merited by Company and individual performance. Actual individual awards are determined based on the established competitive target range and the Compensation Committee's overall assessment of individual performance. The Compensation Committee considers the amounts of options previously granted and the aggregate size of current awards when deciding to award additional options. In addition, during 1997 to encourage stock ownership to a broad base of employees, the Company introduced the GoldShares program to provide stock options to all eligible employees world-wide.

  The full Board, rather than the Compensation Committee, determines the compensation of the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer. Based on competitive forces and 1997 performance, the Board granted Theodore W. Waitt, the Company's Chairman and Chief Executive Officer, a base salary increase of 62.6%, effective January 1, 1998. In light of this performance and an overall assessment of his performance, the Board determined to grant Mr. Waitt an incentive payment of $239,850. In addition, the Board approved the compensation package offered to induce Jeffrey Weitzen to join the Company as President and Chief Operating Officer in January 1998. The Board will continue to determine and administer awards granted to other eligible individuals under the 1993 Stock Option Plan for Key Employees and the 1996 Plan.

  It is the Compensation Committees policy to consider deductibility under
Section 162(m) of the Code in determining compensation arrangements for the Company's "covered employees," and the Committee intends to optimize the deductibility of compensation to the extent deductibility is consistent with the objectives of the management compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the objectives of the management compensation program and, if the Committee believes to do so is in the best interest of the Company and its stockholders, will make compensation arrangements which may not be fully deductible under Section 162(m). Grants of stock options under the 1996 Plan approved by the stockholders, are expected to qualify for deductibility under Section 162(m). The Committee expects that the stock options granted in 1997 to the Company's elected officers will, together with their 1997 salaries and any other compensation paid to them in 1997, qualify for deductibility. Other awards under the 1996 Plan may, but need not, qualify for deductibility as performance-based compensation under
Section 162(m). A portion of the amount payable to Jeffrey Weitzen under this compensation arrangement will exceed the $1,000,000 limit set by Section 162(m) of the Code, and will not qualify for deductibility under section 162(m). In approving Mr. Weitzen's arrangement, the Compensation Committee and the Board weighed the benefits of full deductibility against the acute need of the Company for a Chief Operating Officer of Mr. Weitzen's experience and background, and its conviction that the arrangement agreed to was necessary to secure Mr. Weitzen's services. Under these circumstances, the Compensation Committee and the Board believed that the compensation arrangement with Mr. Weitzen to be in the best interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE                THE BOARD OF DIRECTORS

George H. Krauss, Chairman                Theodore W. Waitt    Douglas L.
James W. Cravens                          Charles G. Carey     Lacey
James F. McCann                           James W. Cravens     James F. McCann
                                          George H. Krauss     Richard D.
                                                               Snyder
                                                               Jeffrey Weitzen

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total return on Common Stock from the date on which Common Stock began trading on the NASDAQ National Market, through December 31, 1997, with the S&P 500 Index and the S&P Computer Hardware Manufacturers Index. The cumulative total return assumes that $100 was invested in each of Common Stock, the S&P Index and the S&P Computer Hardware Manufacturers Index on December 8, 1993 (the date the Company's stock began trading) and also assumes the reinvestment of any dividends. The Company's index is calculated using the closing price of $9.63 for Common Stock on December 8, 1993, as quoted on the NASDAQ National Market. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                       [PERFORMANCE GRAPH APPEARS HERE]

               Gateway  S&P 500 Index  S&P Computer Hardware Mfrs.
               -------  -------------  ---------------------------
12/8/93          100         100                  100
12/31/93         106         100                  105
12/31/94         114          98                  130
12/31/95         127         132                  175
12/31/96         278         159                  236
12/31/97         340         208                  335

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

  Theodore W. Waitt is the sole shareholder and director of GTN, Inc., a South Dakota Corporation ("GTN"). Since 1994, GTN has made available to the Company an aircraft, owned by GTN, for Company business travel. The Company reimburses GTN for such use at the lesser of 200% of the cost of fuel, oil and other lubricants used or $933 per flight hour, plus certain out-of-pocket expenses. The Company paid GTN approximately $302,230 for the use of this aircraft in 1997. The Company believes its arrangement with GTN has been less costly than the purchase of identical services from an unaffiliated party. In addition, during 1997 the Company acquired property adjoining its headquarters building in North Sioux City, South Dakota in order to expand its headquarters complex. The property was acquired for a purchase price of $336,472 from Avalon Enterprises L.L.C., all the outstanding shares of which are owned by Joan Waitt, wife of Theodore W. Waitt. Based upon an independent appraisal of the property before completing the acquisition Gateway believes that it paid fair market value for the property.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based on Company records, the Company believes that all its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements under Section 16 of the Securities Exchange Act of 1934 with respect to transactions during 1997.

                               OTHER INFORMATION

  The Company has retained the services of UMB Bank, n.a. to assist in the distribution of proxy materials for a fee of approximately $5,000. The Company will bear the full expense of the preparation and mailing of this Proxy Statement and accompanying materials. The Company will reimburse brokers, fiduciaries and custodians for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made primarily by mail, although proxies also may be solicited personally by telephone or other means of communication by officers, directors and employees of the Company (for which they will receive no additional compensation).

  Proposals of stockholders that are intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company at its principal executive offices no later than December 7, 1998 to be considered for inclusion in the proxy statement and proxy relating to that meeting.

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, GATEWAY 2000, INC., MAIL DROP Y-11, 610 GATEWAY DRIVE, P.O. BOX NO. 2000, NORTH SIOUX CITY, SOUTH DAKOTA 57049-2000.

                                          By Order of the Board of Directors

                                          /s/ William M. Elliott

                                          William M. Elliott
                                          Senior Vice President, General
                                           Counsel
                                          and Corporate Secretary

North Sioux City, South Dakota
April 6, 1998

                                                                     APPENDIX A

                              GATEWAY 2000, INC.

                     1996 LONG-TERM INCENTIVE EQUITY PLAN
                                  AS AMENDED

  1. Purpose. The 1996 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Gateway 2000, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent managers and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

  2. Term. The Plan shall become effective upon its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at, a meeting of stockholders of the Company, and shall terminate at the close of business on the fifth anniversary of such approval date unless terminated earlier by the Compensation Committee (as defined in Section 3). After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

  3. Plan Administration. A committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The Compensation Committee shall be comprised of two or more non-employee members of the Board who shall qualify as disinterested persons to administer the Plan as contemplated by (1) Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules; and (2) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Compensation Committee in each case shall be final, binding and conclusive with respect to all interested parties.

  4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Compensation Committee.

  5. Shares of Common Stock Subject to the Plan. Subject to the provisions of
Section 6 of the Plan, the aggregate number of shares of Common Stock, $.01 par value, of the Company ("Shares") which may be transferred to participants under the Plan shall be 20,800,000. The aggregate number of Shares that may be issued under awards pursuant to Section 8.3 of the Plan shall not exceed 6,400,000 Shares, and the aggregate number of Shares that may be covered by awards granted to any single individual under the Plan shall not exceed 1,000,000 Shares per fiscal year of the Company. Any or all of the Shares may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Code.

  Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan, also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the Shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the Shares available for issuance. Any Shares that are issued by the company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by acquired entity shall not be counted against the Shares available for issuance under the Plan.

  Any Shares issued under the Plan may consist in whole or in part of authorized and unissued Shares or of treasury Shares, and no fractional Shares be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

  6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of Shares that may be issued under the Plan, the aggregate number of Shares that may be issued pursuant to Section
8.3 of the Plan, and the aggregate number of Shares that may be granted to any single individual under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per Share for any outstanding stock options, SAR's or similar awards under the Plan.

  7. Fair Market Value. "Fair Market Value," for all purposes under the Plan, shall mean the closing price of a Share as reported daily in The Wall Street Journal or similar, readily available public source for the date in question. If no sales of Shares were made on such date, the closing price of a Share as reported for the preceding day on which a sale of Shares occurred shall be used.

  8. Awards. The Compensation Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

  8.1. Stock Options. A stock option is a right to purchase a specified number of Shares during a specified period as determined by the Compensation Committee. The purchase price per Share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a Share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, complies with Section 422 of the Code. The price at which Shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Compensation Committee, including (1) tendering Shares (with prior approval of the Chief Executive Officer if Shares are owned less than six months); (2) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise; or (3) any combination of the above.

  8.2. SARs. A SAR is a right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a Share for such tandem or replaced stock option.

  8.3. Stock Awards. A stock award is a grant made or denominated in Shares or units equivalent in value to Shares. All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee, as set forth in the applicable award agreement, which may include, but are not limited to, continuous service with the Company and/or the achievement of performance goals. The performance criteria that may be used by the Compensation Committee in granting a stock award contingent on performance goals shall consist of earnings, earnings per share, revenues, profit growth, profit-related return ratios, cash flow or total stockholder return. The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be stated in absolute terms or relative to comparable companies.

  Notwithstanding anything to the contrary contained in the Plan, the Compensation Committee may grant a stock award which is not contingent on performance goals or which is contingent on performance goals other than those specified in this Section 8.3, provided the Compensation Committee shall have determined that such award is not required to satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

  9. Dividends and Dividend Equivalents. The Compensation Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Compensation Committee may establish, including reinvestment in additional Shares or Share equivalents.

  10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Compensation Committee shall determine at the time of grant, and with such restrictions as it may impose. The Compensation Committee also may require or permit participants to elect to defer the issuance of Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

  11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16B-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

  In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or other non-profit institution, the Compensation Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Compensation Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

  12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Compensation Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Compensation Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Compensation Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

  13. Foreign Participation. In order to assure the viability of awards granted to participants employed in foreign countries, the Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purposes; provided that, no such supplements, amendments, restatements or alternative versions shall increase the Share limitations contained in Section 5 of the Plan.

  14. Acceleration and Settlement of Awards. The Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Compensation Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

  14A. Change of Control

  14A.1. Additional Option Grant; Substituted Options. In the event of a Change of Control as defined in Section 14A.2(a):

    (a) All employees who received a grant of options under this Plan in the twelve months preceding the effective date of such Change in Control shall receive a grant of options, effective as of the day preceding such Change in Control, equal to the aggregate number of options granted to such employee in such twelve-month period, provided that any such grant shall comply with Section 162 (m) of the Code. All such options shall vest 100% twenty-four months from the date of grant unless vesting is accelerated as provided below.

    (b) All outstanding options that are not exercisable on the date of a Change in Control, including any options granted pursuant to paragraph (a) above, shall immediately become exercisable in full upon such Change in Control unless, in the case of a Change in Control described in Section 14A.2 (a) (i) or (iii), the acquiring company has agreed in writing to assume the option obligation by substituting options of its own which are comparable in all respects to the outstanding options under the Plan (including the provisions of paragraph (a) (iii) below), with each such substituted option appropriately adjusted to apply to the number and class of securities which would have been issuable to the holder thereof had the option been exercised immediately prior to such Change in Control (including adjustments to the number and exercise price of such options).

    (iii) Notwithstanding anything to the contrary in the foregoing or elsewhere in the Plan, in the event of a participant's Involuntary Termination within eighteen (18) months of the effective date of a Change in Control described in Section 14A.2 (a) (i) or (iii), such termination shall be treated as approved by the Compensation Committee for purposes of all of such participant's option award agreements, and all of such participant's then outstanding nonexercisable options shall become exercisable in full as of midnight of the day before such termination.

  14A.2 Definitions. (a) For purposes hereof, the term "Change in Control" shall mean (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or (ii) a change in the composition of the board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been initially elected or nominated for election as Board members during such period by at least a majority of the board members described in clauses (A) and (B) who were still in office at the time such election or nomination was approved by the Board, (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
(iv) the sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

  (b) For purposes hereof, the term "Involuntary Termination" shall mean any of the following changes in the terms and conditions of an employee's employment:

    (i) an involuntary termination of employment for any reason other than death, entitlement to benefits under the Company's long-term disability plan or Cause;

    (ii) a reduction in his or her level of compensation (including base salary), fringe benefits and participation in corporate performance based bonus or incentive programs;

    (iii) a change in his or her position with the Company which materially reduces his or her level of job responsibility and/or authority; or

    (iv) without the employee's consent, the relocation of the employee's regular assigned workplace by more than 50 additional miles from his or her residence.

  (c) For purposes hereof, the term "Cause" shall mean: (i) the willful and continued failure of an employee to perform substantially the employee's duties with the Company or an affiliate (other than a failure resulting from an incapacity due to physical or mental illness), after written notice specifically identifying any such failures has been delivered to the employee and the employee has been given an opportunity to cure such failures; (ii) the willful engaging by the employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) the commission of any act of fraud, embezzlement or dishonesty by the participant; or (iv) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any subsidiary of the Company.

  14A.3 Parachute Payments. In the event that the aggregate present value of payments to a participant under this Plan and/or under any other plan, program, or arrangement maintained by the Company constitutes an "excess parachute payment" (within the meaning of Code Section 280G(b) (1)) and the excise tax on such payment would cause the net parachute payments (after taking into account federal and state income and excise taxes) to which such participant would otherwise be entitled to be less than what such participant would have netted (after taking into account federal and state income taxes) had the present value of such participant's total parachute payments equaled $1.00 less than three times his or her "base amount" (within the meaning of Code Section 280G (b) (3) (A)), unless the Company and the affected individual(s) otherwise have agreed by separate contract or award, his or her total "parachute payments" (within the meaning of Code Section 280G (b) (2)
(A)) shall be reduced (but by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that such participant's tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable. In the event that the participant and the Company are unable to agree as to the amount of the reduction described above, if any, the participant shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the relevant change of control) by the Company regarding federal income tax matters, and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the participant and the Company.

  15. Plan Amendment. The Plan may be amended by the Compensation Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of Shares available for issuance in accordance with Sections 5 and 6 of the Plan, or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the Exchange Act or Section 162(m) of the Code. The Board may suspend the Plan or terminate the Plan at any time; provided that, that no such action adversely affects any outstanding benefit. Any Shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent long-term incentive equity plan for employees of the Company.

  16. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use Shares to satisfy required tax withholding (with prior approval of the Chief Executive Officer if Shares are owned less than six months) and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

  17. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any Shares unless such Shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such Shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the Shares under the federal securities laws or take any other steps as may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Prior to receiving Shares, a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing Shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

  18. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Compensation Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or the severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

  19. Unfunded Plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

  20. Use of Proceeds. The cash proceeds received by the Company from the issuance of Shares pursuant to awards under the Plan shall constitute general funds of the Company.

  21. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of Shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Shares issued pursuant to it.

  22. Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

  23. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of South Dakota and applicable federal law.

  24. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

PROXY                                                                     PROXY
                              GATEWAY 2000, INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 21, 1998

 The undersigned hereby appoints William M. Elliott and Stephanie G. Heim, or either of them (the "Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the annual meeting of stockholders of Gateway 2000, Inc. to be held on Thursday, May 21, 1998 at 9:00 a.m., Central Time (the "Annual Meeting"), or at any adjournment(s) thereof.

 THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED (1) FOR THE ELECTION OF NAMED NOMINEES AS DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE GATEWAY 2000, INC. 1996 LONG-TERM INCENTIVE EQUITY PLAN; (3) IN ACCORDANCE WITH THE JUDGMENT OF THE APPOINTED PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

 The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Annual Meeting or any adjournment thereof.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                     . CUT OR TEAR ALONG PERFORATED EDGE .

                              GATEWAY 2000, INC.
                                ANNUAL MEETING

                         Sioux City Convention Center
                               801 Fourth Street
                               Sioux City, Iowa

                            Thursday, May 21, 1998
                            9:00 a.m., Central Time

                               VOTE BY INTERNET

  Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

    1. Read the accompanying Proxy Statement.

    2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

  Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 20, 1998.

  If you vote by Internet, please do not return your proxy by mail.

  THANK YOU FOR YOUR VOTE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE DIRECTORS.


1.ELECTION OF DIRECTORS--
 Nominees: Jeffrey Weitzen and Douglas L. Lacey as Class II directors of the Company for a term of three (3) years.

                                               For All
                          For    Withheld      Except
                          [_]      [_]          [_]

-----------------------------------
(Except nominee(s) written above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
2. Approval of the Amendment to the Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan.

                           For    Against    Abstain
                           [_]      [_]        [_]

If any other business is brought before the Annual Meeting or any adjournment(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.


Dated:
      ----------------------------------------

----------------------------------------------
                (Signature)

----------------------------------------------
                (Signature)

PLEASE SIGN EXACTLY AS NAME(S) APPEAR TO THE LEFT. WHEN SIGNING IN FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE ADD YOUR FULL TITLE. IF SHARES ARE REGIS-TERED IN MORE THAN ONE NAME, ALL HOLDERS MUST SIGN. IF SIGNATURE IS FOR A COR-PORATION, THE HANDWRITTEN SIGNATURE AND TITLE OF AN AUTHORIZED OFFICER ARE RE-QUIRED, TOGETHER WITH THE FULL CORPORATE NAME.

--------------------------------------------------------------------------------
                     . CUT OR TEAR ALONG PERFORATED EDGE .

                               VOTE BY INTERNET

 . Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

    1. Read the accompanying Proxy Statement.

    2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

  Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 20, 1998.

  If you vote by Internet, please do not return your proxy by mail.

  THANK YOU FOR YOUR VOTE.

PROXY                         Gateway 2000, Inc.                           PROXY

       Proxy for Annual Meeting of Stockholders, Thursday, May 21, 1998

     The undersigned hereby appoints William M. Elliott and Stephanie G. Heim, or either of them (the "Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the annual meeting of stockholders of Gateway 2000, Inc. to be held on Thursday, May 21, 1998 at 9:00 a.m., Central Time (the "Annual Meeting"), or at any adjournment(s) thereof.

     THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED (1) FOR THE ELECTION OF NAMED NOMINEES AS DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE GATEWAY 2000, INC. 1996 LONG-TERM INCENTIVE EQUITY PLAN; (3) IN ACCORDANCE WITH THE JUDGMENT OF THE APPOINTED PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Annual Meeting or any adjournment thereof.

       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                      CUT OR TEAR ALONG PERFORATED EDGE


                              GATEWAY 2000, INC.
                                ANNUAL MEETING

                         Sioux City Convention Center
                               801 Fourth Street
                               Sioux City, Iowa

                            Thursday, May 21, 1998
                            9:00 a.m., Central Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE DIRECTORS.

                                                       For All       THE BOARD OF DIRECTORS RECOMMENDS
                                      For   Withheld   Except        A VOTE FOR PROPOSAL 2.                   For  Against  Abstain
1.ELECTION OF DIRECTORS--             [ ]      [ ]       [ ]                                                  [ ]    [ ]      [ ]
  Nominees: Jeffrey Weitzen and Douglas L. Lacey                     2. Approval of the Amendment to the Gateway 2000,
  as Class II directors of the Company for a term of                    Inc. 1996 Long-Term Incentive Equity Plan.
  three (3) years.
----------------------------------                                   If any other business is brought before the Annual
(Except nominee(s) written above.)                                   Meeting or any adjournment(s) thereof, this Proxy will
                                                                     be voted in the discretion of the Appointed Proxies.

                                                                                   Dated: __________________________________________

                                                                                   -------------------------------------------------
                                                                                                      (Signature)

                                                                                   -------------------------------------------------
                                                                                                      (Signature)

                                                                                   PLEASE SIGN EXACTLY AS NAME(S) APPEAR TO THE
                                                                                   LEFT. WHEN SIGNING IN FIDUCIARY OR REPRESENTATIVE
                                                                                   CAPACITY, PLEASE ADD YOUR FULL TITLE. IF SHARES
                                                                                   ARE REGISTERED IN MORE THAN ONE NAME, ALL HOLDERS
                                                                                   MUST SIGN. IF SIGNATURE IS FOR A CORPORATION, THE
                                                                                   HANDWRITTEN SIGNATURE AND TITLE OF AN AUTHORIZED
                                                                                   OFFICER ARE REQUIRED, TOGETHER WITH THE FULL
                                                                                   CORPORATE NAME.

------------------------------------------------------------------------------------------------------------------------------------
                                                 CUT OR TEAR ALONG PERFORATED EDGE

INSTRUCTION CARD              Gateway 2000, Inc.                INSTRUCTION CARD

                  P.O. Box 2000, N. Sioux City, SD 57049-2000


VOTING INSTRUCTIONS TO:  NORWEST BANK MINNESOTA, N.A., AS TRUSTEE OF
                         THE GATEWAY 2000, INC. RETIREMENT SAVINGS PLAN ("PLAN")

     I hereby direct that the voting rights pertaining to shares of Common Stock of Gateway 2000, Inc. held by the Trustee and attributable to my account in the above-described plan shall be exercised at the Annual Meeting of Shareholders of the Company to be held May 21, 1998, or at any adjournment of such meeting, in accordance with the instructions below, to vote upon Proposals 1 and 2 and on other business that may properly come before the meeting.

     IF THE INSTRUCTION CARD IS NOT RETURNED OR IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES CREDITED IN THE PARTICIPANT'S GATEWAY 2000 COMMON STOCK FUND ACCOUNT WILL BE VOTED ON EACH BALLOT ITEM IN ACCORDANCE WITH THE TERMS OF THE PLAN.

   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                      CUT OR TEAR ALONG PERFORATED EDGE

                                                        GATEWAY 2000, INC.


                                                         For All
                                          For  Withheld  Except                                                For  Against  Abstain
1. ELECTION OF DIRECTORS IN CLASS II--    [ ]      [ ]       [ ]       2. Approval of the Amendment to the     [ ]     [ ]       [ ]
   Nominees: Jeffrey Weitzen and                                          Gateway 2000, Inc. 1996 Long-Term
             Douglas L. Lacey                                             Incentive Equity Plan.

----------------------------------
(Except nominee(s) written above.)


                                                                                   -------------------------------------------------
                                                                                                 Participant's Signature


                                                                                   -------------------------------------------------
                                                                                                           Date

                                                                                   (PLEASE COMPLETE, DATE AND SIGN EXACTLY AS YOUR
                                                                                   NAME APPEARS. RETURN CARD PROMPTLY IN
                                                                                   ACCOMPANYING ENVELOPE.)

------------------------------------------------------------------------------------------------------------------------------------
                                                CUT OR TEAR ALONG PERFORATED EDGE